Exhibit 10.12

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

AUTOGENOMICS, INC.

SUBORDINATED PROMISSORY NOTE

No. 200809-010	Carlsbad, California
$100,000	September 25, 2008

FOR VALUE RECEIVED, AutoGenomics, Inc., a California corporation (“Maker” or the “Company”), hereby promises to pay to the order of William Davidson or registered assigns (“Holder”), the principal amount of One Hundred Thousand Dollars ($100,000.00), together with interest thereon at the rate of six percent (6%) per annum (this “Note”), on or before August 31, 2010 (the “Maturity Date”), subject to the terms and conditions set forth hereinbelow. This Note has been issued pursuant to, and is entitled to the benefits of, that certain Subscription Agreement with respect to this Note to which Maker and Holder are parties (the “Agreement”). Capitalized terms not defined herein have the meaning assigned to them in the Agreement.

This is one of a series of Subordinated Promissory Notes (collectively referred to herein as the “Subordinated Notes”), all of like tenor, except as to the identifying number, principal amount and holder thereof.

1. Subordination.

(a) Subordination to Senior Indebtedness. The indebtedness evidenced by this Note, and the payment of the principal hereof and interest hereon, is wholly subordinated, junior and subject in right of payment, to the extent and in the manner hereinafter provided, to the prior payment of all Senior Indebtedness of the Company now outstanding or hereinafter incurred. “Senior Indebtedness” means the principal of, and premium, if any, and interest on (i) all indebtedness of the Company for monies borrowed from banks, trust companies, insurance companies and other financial institutions, including commercial paper and accounts receivable sold or assigned by the Company to such institutions, (ii) all indebtedness of the Company for monies borrowed by the Company from other persons or entities, (iii) obligations of the Company as lessee under leases of real or personal property, (iv) principal of, and premium, if any, and interest on any indebtedness or obligations of others of the kinds described above assumed or guaranteed in any manner by the Company, (v) deferrals, renewals, extensions and refundings of any such indebtedness or obligations described above, and (vi) any other indebtedness of the Company which the Company and the holders of more than 50% of the unpaid principal amount of the Subordinated Notes then outstanding may hereafter from time to time expressly and specifically agree in writing shall constitute Senior Indebtedness. Notwithstanding the foregoing, “Senior Indebtedness” shall not include indebtedness of the Company evidenced by the other Subordinated Notes, which shall rank equally and ratably with this Note.

(b) Rights of Holders Unimpaired. The provisions of this Section 1 are, and are intended solely, for the purposes of defining the relative rights of the holders of the Subordinated Notes and the holders of Senior Indebtedness and nothing in this Section 1 shall impair, as between the Company and any holders of the Subordinated Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Subordinated Notes the principal thereof, in accordance with the terms of the Subordinated Notes, nor shall anything herein prevent any holders of the Subordinated Notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default, subject to the rights set forth above of holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Notes.

2. Repayment of the Subordinated Notes.

(a) Repayment at the Maturity Date. On the Maturity Date, the Company shall repay all, but not less than all, of the outstanding principal amount of the Subordinated Notes, and all accrued and unpaid interest thereon, by mailing a corporate check in such amount payable to each Holder at such Holder’s address of record as contained herein or on file with the Company pursuant to notice given as provided herein no later than ten (10) business days after the Maturity Date.

(b) Prepayment Prior to the Maturity Date. The Company may prepay all or any portion of the outstanding principal amount of this Note, together with all accrued and unpaid interest thereon, at any time or from time to time without premium or penalty, provided that upon any such prepayment, a corresponding payment shall be made concurrently by the Company with respect to each of the other Subordinated Notes in an amount equal to the same percentage of the outstanding principal amount of such other Subordinated Notes as is made with respect to this Note.

(c) Cancellation of Subordinated Note. Immediately upon repayment in full of this Note, this Note shall no longer be deemed to be outstanding and all rights with respect to this Note shall immediately cease and terminate as of the date of such repayment.

3. Requirements for Transfer. This Note shall not be sold or transferred unless either (i) this Note shall have been registered under the Securities Act of 1933, as amended (the “Act”), and all applicable state securities laws with respect thereto or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act and all applicable state securities laws with respect thereto.

4. Payment of Principal. All payments due and payable from Maker to Holder under this Note shall be made in lawful currency of the United States of America. In no event shall any prepayment of principal be made with respect to any other Subordinated Note unless and until the Company shall have concurrently prepaid a like proportion of this Note.

5. Default. Upon the occurrence of an Event of Default (as defined below), the entire unpaid portion of the principal amount of this Note, and all accrued and unpaid interest due Holder hereunder, shall automatically become due and payable. As used in this Note, “Event of Default” shall mean: (i) a receiver, trustee, custodian or similar officer is appointed for Maker, or for any substantial part of its property and such appointment or proceedings remain unstayed or undismissed for a period of 90 days, (ii) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings under the laws of any jurisdiction is instituted (by petition, application or otherwise) against Maker and such appointment or proceedings remain unstayed or undismissed for a period of 90 days, (iii) Maker admits in writing its inability to pay its debts when due, (iv) Maker makes an assignment for the benefit of creditors, (v) Maker applies for or consents to the appointment of any receiver, trustee, custodian or similar officer for Maker or for any substantial part of its property, or (vi) Maker institutes (by petition, application or otherwise) or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings under the laws of any jurisdiction against Maker.

6. Replacement. Whenever this Note shall be surrendered at the principal executive office of the Company for transfer or exchange, accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the Holder hereof or his, her or its attorney duly authorized in writing, the Company shall execute and deliver in exchange therefor a new Note or Notes, as may be requested by such Holder, in the same aggregate unpaid principal amount and payable on the same date as the principal amount of the Note or Notes so surrendered; each such new Note shall be in such principal amount and registered in such name or names as such Holder may designate in writing. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation) the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount.

7. General.

(a) Successors and Assigns. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Holder of this Note, and their respective heirs, successors and assigns.

(b) Notices. All notices, requests, consents and demands shall be made in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 2251 Rutherford Road, Carlsbad, CA 92008, and to Holder at the applicable address set forth on the applicable signature page to the Subscription Agreement or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

(c) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without regard to its principles of choice of law.

(d) No Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of such Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

(e) Costs of Collection. The Company agrees to pay on demand all costs of collection, including reasonable attorney’s fees, incurred by the Holder in enforcing the obligations of the Company under this Note.

(f) Confidentiality. By his, her or its acceptance hereof, the Holder of this Note agrees that he, she or it will keep confidential and will not disclose, divulge or use for any unauthorized purpose any confidential, proprietary or secret information which such Holder may obtain from the Company (i) pursuant to financial statements, reports and other materials submitted by the Company to such Holder or (ii) pursuant to visitation or inspection rights granted to such Holder, unless such information is known, or until such information becomes known, to the public.

(g) Headings. The headings in this Note are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Note.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the undersigned authorized representative of the Company.

AUTOGENOMICS, INC.
a California corporation

By:	/s/ Fareed Kureshy
Fareed Kureshy
Its President and CEO

Schedule to Exhibit 10.12

The following subordinated promissory notes are substantially identical in all material respects to the representative note to which this schedule is attached and which is filed as an exhibit to AutoGenomics, Inc.’s registration statement on Form S-1 (Reg. No. 333-152512) (the “Registration Statement”), except as to the parties thereto, dates of issuance, principal amounts, interest rates and maturity dates set forth below. These other subordinated promissory notes are not being filed with the Registration Statement, pursuant to Instruction 2 to Item 601 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Number	Holder	Date of Issuance	Principal Amount	Interest Rate	Maturity Date
200903-007	National Healthcare Services	March 30, 2009	$500,000	6%	February 28, 2011
200906-020	National Healthcare Services	June 26, 2009	$500,000	6%	May 31, 2011
200912-001	National Healthcare Services	December 8, 2009	$500,000	8%	November 30, 2011
200912-003	AR Properties	December 1, 2009	$95,000	6%	November 30, 2011
200912-005	Shugart Corporation	December 31, 2009	$500,000	6%	December 30, 2011
201002-001	AR Properties	February 9, 2010	$100,000	6%	February 8, 2012
201002-002	Piercey Living Trust	February 12, 2010	$250,000	6%	February 11, 2012
201002-003	R&M AutoGenomics Investors	February 16, 2010	$50,000	6%	February 15, 2012
201003-000	The Meyyapan – Kannappan Family Trust	March 2, 2010	$25,000	6%	March 1, 2012
201004-001	Robert A. Levin and Mary B. Levin, Trustees of The Levin Family Recovable Trust	September 3, 2008	$150,000	6%	April 15, 2012
201004-002	Heiligbrodt Family Partnership	September 4, 2008	$500,000	6%	April 15, 2012
201004-003	Kentor Trust U/A dated 9/18/2002	September 8, 2008	$250,000	6%	April 15, 2012
201004-004	God’s Gift	September 11, 2008	$500,000	6%	April 15, 2012
201004-005	Belmont Insurance Company	September 16, 2008	$100,000	6%	April 15, 2012
201004-006	Argus Reinsurance, Ltd	September 24, 2008	$250,000	6%	April 15, 2012
201004-007	Strader Family Trust dated April 25, 2005	September 25, 2008	$100,000	6%	April 15, 2012

201004-008	Bubalo Family Trust	October 20, 2008	$100,000	6%	April 15, 2012
201004-009	Testman Trust	March 2, 2009	$50,000	6%	April 15, 2012
201004-010	Terence A. Noonan	March 10, 2009	$25,000	6%	April 15, 2012
201004-011	Laurence M. Demers	March 9, 2009	$50,000	6%	April 15, 2012
201004-012	Zurlo Investment Trust	March 15, 2009	$50,000	6%	April 15, 2012
201004-013	Kentor Trust U/A dated 9/18/2002	March 23, 2009	$50,000	6%	April 15, 2012
201004-014	Linda Formo Brandes Revocable Trust	March 30, 2009	$250,000	6%	April 15, 2012
201004-015	AR Properties	March 31, 2009	$1,000,000	6%	April 15, 2012
201004-016	Helen Lovaas 2006 Irrevocable Trust FBO Theresa Bell	April 2, 2009	$50,000	6%	April 15, 2012
201004-017	Helen Lovaas 2006 Irrevocable Trust FBO Cindy Westwood	April 2, 2009	$50,000	6%	April 15, 2012
201004-018	Helen Lovaas 2006 Irrevocable Trust FBO Kathy Redenius	April 2, 2009	$50,000	6%	April 15, 2012
201004-019	Helen Lovaas 2006 Irrevocable Trust FBO Daniel Lovaas	April 2, 2009	$50,000	6%	April 15, 2012
201004-020	Helen Lovaas 2006 Irrevocable Trust FBO Frank Bartlett	April 2, 2009	$50,000	6%	April 15, 2012
201004-021	Helen Lovaas 2006 Irrevocable Trust FBO Christine Fennel	April 2, 2009	$50,000	6%	April 15, 2012
201004-022	Ulrich Frindt Family Trust U/T/A dated October 21, 2002	April 6, 2009	$50,000	6%	April 15, 2012
201004-023	Jason Livingston and Paula Livingston Community Property	April 10, 2009	$100,000	6%	April 15, 2012

201004-024	R&E Lunn Revocable Trust dated March 10, 2004	April 15, 2009	$50,000	6%	April 15, 2012
201004-025	Levin Family Revocable Trust dated February 22, 2007	May 1, 2009	$100,000	6%	April 15, 2012
201004-026	Rue Family Trust	August 17, 2009	$250,000	6%	April 15, 2012
201004-027	IAS Management, LLC	August 19, 2009	$250,000	6%	April 15, 2012
201004-028	Cyndy Reinking	November 2, 2009	$250,000	6%	April 15, 2012
201004-029	Joseph P. Sullivan	December 22, 2009	$10,000	6%	April 15, 2012
201004-030	Harold F. McGrath Trustee of the McGrath Family Trust	September 11, 2008	$150,000	6%	April 15, 2012
201004-031	Van Fleet Family Trust	April 8, 2009	$50,000	6%	April 15, 2012
201004-032	National Healthcare Services	September 9, 2008	$1,000,000	6%	April 15, 2011
201004-033	The Testman Trust	December 1, 2009	$55,000	6%	April 15, 2012